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                                                                       EXHIBIT 1


                                  $105,200,000
             PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL
            AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                      TOURISM REVENUE BONDS, 1999 SERIES A
                        (EL CONQUISTADOR RESORT PROJECT)


                              CONTRACT OF PURCHASE

                                                             _________ ___, 1999

Puerto Rico Industrial, Tourist,
Educational, Medical and Environmental
Control Facilities Financing Authority
  c/o Government Development Bank
      for Puerto Rico
  PO Box 42001
  Minillas Government Center
  San Juan, Puerto Rico 00940

El Conquistador Partnership L.P., S.E.
1000 El Conquistador Avenue
Fajardo, Puerto Rico 00738

Ladies and Gentlemen:

         The undersigned (the "Underwriters"), hereby offer to enter into this Contract of Purchase (this "Contract") with Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority") and El Conquistador Partnership L. P., S.E. (the "Partnership"), a limited partnership organized under the laws of the State of Delaware that has elected to be treated as a special partnership under the provisions of Subparagraph K of Chapter 3 of Subtitle A of the Puerto Rico Internal Revenue Code of 1994, as amended. Upon (i) the acceptance of this offer and the execution hereof by the Authority and the Partnership and (ii) the execution and delivery to the Representative (as defined herein) by the Partnership of a Letter of Representation, dated the date hereof, in substantially the form set forth in Exhibit A hereto (the "Letter of Representation"), this Contract shall be in full force and effect and binding in accordance with its terms upon the Authority, the Partnership and the Underwriters. This offer is made subject to acceptance by the Authority and the Partnership, by execution of this Contract and its delivery to the Representative at or prior to 5:00 P.M., San Juan time, on the date hereof, and, if not so accepted, will be subject to withdrawal by the Underwriters upon notice delivered to the Authority and the Partnership at any time prior to acceptance hereof.



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         The Underwriters have designated Citicorp Financial Services
Corporation as their representative (the "Representative"). The Representative has been duly authorized to act hereunder by and on behalf of the other Underwriters. Any action under this Contract taken by the Representative will be binding upon all the Underwriters.

         1. Upon the terms and conditions and upon the basis of the representations hereinafter and in the Letter of Representation set forth, each Underwriter, severally and not jointly, hereby agrees to purchase from the Authority for offering to the public, and the Authority hereby agrees to sell to each Underwriter, severally and not jointly, for such purpose, all (but not less than all) of the aggregate principal amount of the Authority's Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) (the "Bonds") set forth in Schedule A hereto opposite the name of such Underwriter, at the aggregate purchase price of $___________ (representing the par amount of the Bonds, less underwriters' discount of $____________).

         2. (a) The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-65889) covering the registration of undivided interests in the loan agreement dated as of __________ ___, 1999 between the Authority and the Partnership (the "Loan Agreement") under the Securities Act of 1933, as amended (the "1933 Act"), including the preliminary official statement and prospectus related to the Bonds. Promptly after execution and delivery of this Agreement, the Partnership will prepare and file an official statement and prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such official statement and prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each official statement and prospectus used before such registration statement became effective, and any official statement and prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Official Statement and Prospectus." Such registration statement, including the exhibits thereto, the documents incorporated therein by reference and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final official statement and prospectus in the form first furnished to the Underwriters for use in connection


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with the offering of the Bonds is herein called the "Official Statement and
Prospectus." For purposes of this Agreement, all references to the Registration Statement, any Preliminary Official Statement and Prospectus, the Official Statement and Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

              (b) The Bonds shall be dated, shall mature in the amounts and on the dates, shall bear interest at the rates per annum and shall be subject to redemption, all as set forth in the Official Statement and Prospectus. The Bonds shall be issued and secured under and pursuant to a Trust Agreement to be dated _________ __, 1999 (the "Trust Agreement") between the Authority and Banco Santander Puerto Rico as trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the same meanings as defined in the Trust Agreement.

              (c) The proceeds of the Bonds will be used to make a loan (the "Loan") to the Partnership under the terms of the Loan Agreement. Loan proceeds will be used to (i) repay the principal of and interest on an interim loan made by Citicorp Real Estate, Inc. to the Partnership, (ii) make a deposit in the amount of $9,100,000 to the credit of the Debt Service Reserve Fund, and (iii) pay certain costs and expenses of issuing the Bonds. The Bonds will be secured by a pledge of real estate and leasehold mortgage notes (collectively, the "Mortgage Notes") in the principal amounts of $105,200,000, $2,000,000 and $100,000, respectively, and bearing interest at the rate of 12% per annum. The Mortgage Notes will be secured by a first priority mortgage lien on the land and improvements on which El Conquistador Resort & Country Club is located, which is owned by the Partnership, and on the leasehold estate for Palominos Island (collectively, the "Mortgage"), a first priority security interest on certain personal property of the Partnership and a collateral assignment of certain contracts to which the Partnership is a party or relating to the management and operation of the Project (the "Assignments"). The Mortgage Notes will be pledged to the Authority pursuant to a pledge agreement (the "Pledge Agreement") to be entered between the Authority and the Partnership as security for the obligations of the Partnership under the Loan Agreement. The Authority will assign its rights under the Pledge Agreement and the Mortgage Notes to the Trustee for the benefit of the Bondholders.

              (d) The Trust Agreement, the Loan Agreement, the Pledge Agreement, the Mortgage Notes, the Mortgage, the Assignments, the other related documents, the Letter of Representation and the Continuing Disclosure Agreement (as defined below) are sometimes referred to collectively herein as the "Documents." The Trust Agreement, the Loan Agreement and the Pledge Agreement are sometimes referred to as the "Authority Documents." The Partnership will enter


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into a Continuing Disclosure Agreement with the Trustee to be dated as of
_________ __, 1999 (the "Continuing Disclosure Agreement") relating to the undertaking by the Partnership to provide certain information required by Rule 15c2-12 ("Rule 15c2-12") under the Securities and Exchange Act of 1934, as amended (the "1934 Act").

         3. No tombstone or other advertisement of the sale of the Bonds by the Underwriters shall be published without the prior approval, oral or written, of the Authority of such tombstone or other advertisement. If the Authority fails to disapprove the form of any tombstone or other advertisement within two business days after receipt of such form of tombstone or other advertisement by the Authority, such failure shall constitute approval thereof by the Authority.

         4. Concurrently with your acceptance hereof, the Partnership will deliver to us the Letter of Representation of the Partnership of even date herewith, substantially in the form attached hereto as Exhibit A, addressed to the Authority and the Underwriters.

         5. The Authority makes the following representations, all of which will survive the purchase and public offering of the Bonds:

              (a) The Authority is a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico (the "Commonwealth"), duly constituted and existing under the laws of the Commonwealth, including Act No. 121 of the Legislature of the Commonwealth, approved June 27, 1977, as amended (the "Act").

              (b) The Authority has full power and authority to issue and sell the Bonds to the Underwriters and to enter into the Authority Documents and this Contract and to carry out the transactions contemplated by this Contract and the Authority Documents, and has taken all actions and obtained all consents and approvals required in connection therewith by the Act and any other applicable law.

              (c) The Authority has duly adopted a resolution approving the issuance and sale of the Bonds, authorizing and approving the execution and due performance of the Authority Documents and this Contract, and all actions necessary or appropriate to carry out the same (the "Resolution"), and the making and performance of each such agreement do not and will not conflict with, violate or result in a breach of or constitute a default under the Act or the by-laws of the Authority or any indenture, mortgage, deed of trust, agreement or other instrument to which the Authority is a party or by which the Authority or any of its properties is or may be bound or any constitutional or statutory provisions or order, rule, regulation, decree or ordinance of any court, government or governmental body having jurisdiction over the Authority or any of its properties.


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              (d) When delivered in accordance with this Contract, the Bonds will have been duly authorized, executed, authenticated and delivered and will constitute valid, legally binding and enforceable obligations of the Authority, entitled to the benefit and security of the Trust Agreement.

              (e) This Contract constitutes, and the Authority Documents, when executed and delivered by the corresponding parties thereto, each will constitute, valid, legally binding obligations of the Authority enforceable against the Authority in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally, and by general equitable principles.

              (f) The information contained in the Preliminary Official Statement and Prospectus and the Official Statement and Prospectus with respect to the Authority and Government Development Bank for Puerto Rico ("GDB") does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in the light of the circumstances under which they were made, and there is no fact known to the Authority which the Authority has not disclosed to the Underwriters in writing which materially adversely affects the ability of the Authority to perform its obligations under this Contract, the Bonds or the Authority Documents.

              (g) There is no litigation, proceeding or investigation pending against the Authority or, to the best of the Authority's knowledge, threatened against or affecting the Authority (nor to the knowledge of the Authority is there any basis therefor), (1) to restrain or enjoin the issuance, sale or delivery of any of the Bonds or the application of the proceeds thereof, (2) in any way contesting or affecting any authority for, or the validity of, the Bonds, the Authority Documents, this Contract, the application of the proceeds of the Bonds or the payment, collection or application of revenues or the Grant thereof pursuant to the Trust Agreement or the Loan Agreement, or (3) in any way contesting the existence of the Authority or the right and power of the Authority to act in connection with the Bonds as contemplated in the Authority Documents and the Official Statement and Prospectus.

              (h) All consents, approvals, authorizations and orders of, or filing, registration, or qualification with, any governmental or regulatory authorities which are required to be obtained by the Authority for the consummation of the transactions contemplated by the Authority Documents have been or will be duly and validly obtained or performed on or before the Closing Date (as hereinafter defined) and, as to those already obtained, are in full force.


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              (i) The Preliminary Official Statement and Prospectus was "deemed final" as of its date by the Authority for purposes of paragraph (b)(1) of Rule 15c2-12.

         6. At 10:00 A.M., Atlantic standard time, on _______ __, 1999 or at such other time or on such earlier or later business day as shall have been mutually agreed upon by you and us, the Authority will deliver to the Trustee for the account of the Underwriters, at the offices of Fiddler Gonzalez & Rodriguez, LLP, San Juan, Puerto Rico, the Bonds duly executed and authenticated and will deliver the Documents, and the Underwriters will accept such delivery and pay the purchase price of the Bonds as set forth in Paragraph 1 hereof, in Federal funds payable to the Trustee for the account of the Authority. Such payment and delivery are herein called the "Closing" and the date of the Closing is herein called the "Closing Date". The Bonds will be delivered in the form of one fully registered Bond for each maturity of Bonds, registered in the name of Cede & Co., as nominee of DTC, and shall be available for inspection in Puerto Rico, on or before the business day prior to the Closing Date. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of receipt for, and make payment of, the purchase price for the Bonds which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Bonds to be purchased by each Underwriter on the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

         7. The Partnership covenants with each Underwriter as follows:

              (a) The Partnership, subject to Section 7(b) hereof, will comply with the requirements of Rule 430A, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Official Statement and Prospectus or any amended Official Statement and Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Official Statement and Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Official Statement and Prospectus, or of the suspension of the qualification of the Bonds for offering or sale in any jurisdiction, or of the initiation or threat made directly to the Partnership, its agents or attorneys of any proceedings for any of such purposes. The Partnership will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of Official Statement and Prospectus transmitted for filing under Rule 424(b) was received


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for filing by the Commission and, in the event that it was not, it will promptly file such Official Statement and Prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (b) The Partnership will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or of any amendment, supplement or revision to either the official statement and prospectus included in the Registration Statement at the time it became effective or to the Official Statement and Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

              (c) The Partnership has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated under the 1933 Act ("Regulation S-T").

              (d) The Partnership has delivered to each Underwriter, without charge, as many copies of each Preliminary Official Statement and Prospectus as such Underwriter reasonably requested, including, but not limited to, sufficient copies of the Preliminary Official Statement and Prospectus as the Underwriters deem necessary to satisfy the Underwriters' obligations under Rule 15c2-12 with respect to distribution to each potential customer, upon request, of a copy of the Preliminary Official Statement and Prospectus and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Official Statement and Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Official Statement and Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Partnership covenants to deliver to the Underwriters within seven
(7) days of the acceptance by the Underwriters of this Agreement such number of copies of the Official Statement and Prospectus and executed by the Authority and the Partnership as the Underwriters may reasonably require in order for the Underwriters


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to comply with the rules of the Municipal Securities Rulemaking Board, including without limitation, Rule G-32, and Section (b)(4) of Rule 15c2-12. The Official Statement and Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Official Statement and Prospectus shall be in substantially the same form as that of the Preliminary Official Statement and Prospectus of the Authority dated _________ __, 1999 previously distributed with respect to the Bonds, incorporating only such changes as shall have been approved by the Authority, the Representative and the Partnership.

              (e) After the Official Statement and Prospectus has been delivered in accordance with this Section 7 and for 25 days after the "end of the underwriting period" as such term is defined in Section (f)(2) of Rule 15c2-12, if any event shall occur as a result of which it is necessary to amend or supplement the Official Statement and Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership will so advise the Underwriters. The Partnership will cooperate in preparing and furnishing to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Partnership and to the Authority) to whom Bonds may have been sold by the Underwriters and to any other dealers upon request, either an amendment or supplement to the Official Statement and Prospectus so that the Official Statement and the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The obligations of the Partnership set forth in this paragraph shall be carried out at the sole expense of the Partnership. The cost of providing such amendment or supplement prior to Closing and during the relevant period following the Closing shall be paid by the Partnership.

              (f) The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Bonds as contemplated in this Contract and in the Official Statement and Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Bonds, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion


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of counsel for the Underwriters or for the Partnership, to amend the
Registration Statement or amend or supplement the Official Statement and Prospectus in order that the Official Statement and Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a prospective purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Official Statement and Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 7(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Official Statement and Prospectus comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

              (g) The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the interests in the Loan Agreement and the Bonds for offer and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the interests in the Loan Agreement and the Bonds have been so qualified, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Registration Statement and any Rule 462(b) Registration Statement.

              (h) The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to Bondholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

              (i) The Partnership will use the net proceeds received by it under the Loan Agreement in the manner specified in the Official Statement and Prospectus under "Use of Proceeds".

              (j) The Partnership, during the period when the Official Statement and Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

              (k) The Partnership will comply with all the provisions of all undertakings contained in the Registration Statement.


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              (l) During the period of five years commencing on the date the
Registration Statement is declared effective by the Commission, the Partnership will furnish to the Representative and each other Underwriter who may so request copies of each annual or other report it shall be required to file with the Commission.

         8. The obligations of the Underwriters hereunder are subject to the following conditions:

              (a) At the time of the Closing (i) the execution of this Contract and the Letter of Representation shall have been approved and/or ratified by the Authority and the Partnership, respectively; (ii) the Official Statement and Prospectus, the Documents, the Resolution, this Contract and the Letter of Representation (each in substantially the forms thereof presented to the Underwriters) shall be in full force and effect and shall not have been amended, modified or supplemented prior to the Closing except as may have been agreed to in writing by the parties hereto, and the Partnership shall have duly adopted or executed, as appropriate, and there shall be in full force and effect such additional resolutions, agreements, instruments or certificates as shall, in the opinion of Fiddler Gonzalez & Rodriguez, LLP, Bond Counsel, or Pietrantoni Mendez & Alvarez LLP, Counsel to the Underwriters, be necessary or appropriate in connection with the transactions and documents contemplated hereby; (iii) the representations and warranties of the Authority provided in Paragraph 5 herein and by the Partnership in its Letter of Representation shall be true and accurate in all material respects; (iv) the Authority and the Partnership shall perform or have performed all their respective obligations required under or specified in this Contract to be performed at or prior to the Closing; and (v) the proceeds of the sale of the Bonds shall be applied as described in the Official Statement and Prospectus.

              (b) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirement of Rule 430A).

              (c) The Underwriters may terminate this Contract by notification to you if at any time at or prior to the Closing (i) there shall exist any event or circumstance which either (A) makes untrue or incorrect in any material respect any statement or information


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contained in the Official Statement and Prospectus which has not been corrected in an amendment or supplement to the Official Statement and Prospectus or (B) is not reflected in the Official Statement and Prospectus, or in an amendment or supplement thereto, but should be reflected therein in order to make the statements and information contained therein, in the light of the circumstances under which they were made, not misleading in any material respect, or (ii) there shall have occurred any outbreak of hostilities (or an escalation of hostilities commenced prior to the execution of this Contract) or other unforeseen national or international calamity or crisis, the effect of such outbreak, escalation, calamity or crisis on the financial markets of the United States or the Commonwealth being such as substantially to affect adversely the marketability of the Bonds, or (iii) there shall be placed into effect a general suspension of trading on the New York Stock Exchange or minimum or maximum prices for trading shall have been fixed and be in force, or maximum ranges for prices for securities shall have been required and be in force on the New York Stock Exchange, whether by virtue of a determination by that Exchange or by order of the Commission or any other governmental authority having jurisdiction, or (iv) a general banking moratorium shall have been declared by either federal, New York or Commonwealth authorities having jurisdiction and be in force, or (v) a stop order, ruling, regulation or official statement by or on behalf of the Commission shall be issued or made to the effect that the issuance, offering or sale of the Bonds as contemplated hereby, or of obligations of the general character of the Bonds, is in violation of any provision of the 1933 Act, the 1934 Act or the Trust Indenture Act of 1939, as amended, or (vi) subsequent to the date hereof a supplement or amendment shall have been made to the Official Statement and Prospectus or any event shall have occurred which makes the statements in the Official Statement and Prospectus (other than statements with respect to any of the Underwriters), in the light of the circumstances under which they were made, untrue or misleading in any material respect, which supplement, amendment or event in the reasonable judgment of the Underwriters materially adversely affects the marketability of the Bonds or the market price thereof, or (vii) any order, directive or communication, suspending the sale of the Bonds or otherwise materially adverse to the offering shall have been issued or any proceedings for those purposes shall have been instituted, or to the knowledge of the Underwriters, the Authority or the Partnership, contemplated before or threatened by any federal or Commonwealth governmental agency having jurisdiction over the Authority, the Partnership or the Bonds, or (viii) if there has been, since the time of execution of this Contract or since the respective dates as of which the information is given in the Official Statement and Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership, whether or not arising in the ordinary course of business.


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              (d) At or prior to the Closing, the Representative shall receive the following documents:

                   (i) An unqualified approving opinion of Fiddler Gonzalez & Rodriguez, LLP, Bond Counsel, as to the Bonds dated the Closing Date and in substantially the form set forth as Appendix A to the Preliminary Official Statement and Prospectus.

                   (ii) The supplemental opinion of Bond Counsel, dated the Closing Date, addressed to the Underwriters and in substantially the form set forth in Exhibit B hereto.

                   (iii) A certificate or certificates, dated as of the Closing Date, signed by a duly authorized representative of the Authority and in form and substance satisfactory to Bond Counsel and to the Underwriters in which such official states as follows:

                        (A) The representations of the Authority herein contained are true and correct as of the Closing, and the Official Statement and Prospectus insofar as it relates to the Authority does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                        (B) No litigation is pending or, to the knowledge of the Authority, threatened (1) to restrain or enjoin the issuance, sale or delivery of any of the Bonds or the application of the proceeds thereof, (2) in any way contesting or affecting any authority for, or the validity of the Bonds, the Authority Documents, this Contract, the application of the proceeds of the Bonds or the payment, collection or application of revenues or the Grant thereof pursuant to the Trust Agreement or the Loan Agreement, (3) in any way contesting the right and power of the Authority to act in connection with the transactions contemplated in the Documents and the Official Statement and Prospectus, or (4) contesting or affecting the accuracy or completeness of the Official Statement and Prospectus or any amendment or supplement thereto.

                        (C) No event known to the Authority affecting the Authority has occurred since the date of the Official Statement and Prospectus which should be disclosed in the Official Statement and Prospectus for the purposes for which it is to be used or which is necessary to disclose therein in order to make the statements and information therein relating to the Authority not misleading in any material respect.

                   (iv) An opinion, dated the date of Closing, of McConnell Valdes, Puerto Rico Counsel for the Partnership, in substantially the form set forth in Exhibit C hereto.


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                   (v) An opinion dated as of the Closing Date, of Shack &
Siegel, P.C., Special Counsel to the Partnership, in substantially the form set forth in Exhibit D hereto.

                   (vi) An opinion, dated the date of Closing, of Delfina Betancourt-Capo, Esq., Counsel for the Authority, in substantially the form set forth in Exhibit E hereto.

                   (vii) A certificate, dated the date of Closing, signed by an authorized officer of the Partnership and a principal financial or accounting officer of the Partnership, in which such officers state that, to their knowledge, after reasonable investigation:

                        (A) The representations and warranties of the Partnership in the Letter of Representation are true and correct as of the Closing.

                        (B) No litigation is pending or to the knowledge of the Partnership threatened, (1) to restrain or enjoin the issuance, sale or delivery of any of the Bonds, the application of the proceeds of the Bonds or the collection of revenues Granted under the Trust Agreement and the Documents, (2) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds, the Documents to which it is a party, this Contract or the Letter of Representation, the application of the proceeds of the Bonds or the payment, collection or application of revenues or the Grant thereof pursuant to the Trust Agreement or the Loan Agreement, or (3) in any way contesting the existence or powers of the Partnership or the powers or entitlement to office of any executive officer thereof.

                        (C) No event affecting the Partnership has occurred since the date of the Official Statement and Prospectus which should be disclosed in the Official Statement and Prospectus for the purpose for which it is to be used, or which is necessary to disclose therein in order to make the statements and information therein, in the light of the circumstances under which they were made, not misleading in any material respect.

                        (D) The Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Documents on or prior to the Closing Date.

                        (E) Such other matters as the Representative may reasonably request.

                   (viii) Evidence, acceptable to the Underwriters, that the Bonds have received a "Baa2" rating from Moody's Investors Service,

Inc., consistent with the rating set forth on the cover of the Official Statement and Prospectus.

                   (ix) Executed counterparts or certified copies of each of the Documents.

                   (x) Executed counterparts or certified copies of the title insurance policies required under the Loan Agreement.

                   (xi) A certificate of the Trustee dated as of the Closing Date, addressed to the Authority and the Underwriters to the effect that:

                        (A) the Trustee is duly created, validly existing and in good standing pursuant to the laws of the Commonwealth and is duly qualified to perform its duties as Trustee;

                        (B) the Trustee has been duly authorized to enter into the Trust Agreement and the Continuing Disclosure Agreement and to perform all of its obligations thereunder; and

                        (C) the Trustee has duly authenticated and delivered the Bonds pursuant to the provisions of this Contract.

                   (xii) An opinion, addressed to the Underwriters and dated the Closing Date, of Pietrantoni Mendez & Alvarez LLP, counsel to the Underwriters, with respect to the Bonds, the Official Statement and Prospectus and other related matters as the Representative may reasonably request.

                   (xiii) One or more certificates of the Authority and the Partnership, dated the date of the Closing and in form and substance reasonably satisfactory to the Underwriters, as to the application of the proceeds of the Bonds and other sums.

                   (xiv) The Representative shall have received at the time of execution of this Contract from Ernst & Young LLP (a) a letter dated the date hereof, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Official Statement and Prospectus, and (b) a letter stating that they are independent certified public accountants as defined in Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants with respect to the Partnership and consenting to the inclusion of their report on the balance sheets of the Partnership as of December 31, 1998 and 1997, and the related statements of operations, partners' capital, and cash flows for the period March 1, 1998 through December 31, 1998 (successor partnership) and for the period January 1, 1998 through February 28, 1998, the nine-month period ended December 31, 1997, and the year ended March 31, 1997 (predecessor partnership), in the Registration Statement, the Preliminary Official Statement and Prospectus and the Official Statement and Prospectus.

                   (xv) At the Closing, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to part
(a) of subsection (xiv) of this Section, except that the specified date referred to therein shall be a date not more than five business days prior to the Closing Date.

                   (xvi) At the Closing, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership in connection with the issuance and sale of the Bonds as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

              If the Authority and the Partnership shall be unable to satisfy the conditions to the obligations of the Underwriters contained in this Contract, or if the obligations of the Underwriters shall be terminated for any reason permitted by this Contract, this Contract shall terminate and none of the Underwriters, the Partnership or the Authority shall have any further obligations hereunder, except as provided in Paragraph 9 hereof. However, the Underwriters may in their discretion waive one or more of the conditions imposed by this Contract for the protection of the Underwriters and proceed with the Closing.

         9. The Authority will pay or cause to be paid from, but only from, the proceeds of the Bonds and any moneys made available for such purpose by the Partnership, all expenses incident to the performance of its obligations under this Contract, including, but not limited to, mailing or delivery of the Bonds, costs of printing the Bonds, the Preliminary Official Statement and Prospectus and the Official Statement and Prospectus, including the mailing and delivery thereof by the printer, fees and disbursements of Bond Counsel, any fees charged by investment rating agencies in respect of the Bonds, accountant's fees, the fees and disbursements for the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, the fees and disbursements of the Underwriters' counsel in connection with the preparation, printing and delivery to the Underwriters of this Contract and any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Bonds to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Bonds to the Underwriters, the qualification of the Bonds under securities laws in accordance with the provisions of Section 7(g) hereof, including filing fees and the disbursements of counsel in connection therewith, and the fees and expenses of any transfer agent or registrar for the Bonds. The Partnership shall also pay all marketing and advertising expenses in connection with the offering of the Bonds, and all other expenses incurred by the Underwriters in connection with their offering and distribution of the Bonds up to and including the Closing Date. If this Contract is terminated for any reason whatsoever other than by a breach of a covenant herein by the Underwriters, the Partnership shall pay the fees and expenses otherwise required to be paid by the Authority from Bond proceeds. If this Contract is terminated by the Underwriters for a reason permitted hereunder, the Partnership shall also pay the fees and expenses otherwise required to be paid by the Underwriters to parties other than the Underwriters.

         10. Any notice or other communication to be given hereunder shall be in writing and mailed or delivered or transmitted by telephone or telegraph, (a) if sent to the Underwriters, c/o Citicorp Financial Services Corporation, Citibank Center, 1 Citibank Drive, 2nd Floor South, San Juan, Puerto Rico 00926,
Attention: Michael McDonald, (b) if to the Authority, to its representative at the address set forth above and (c) if to the Partnership, c/o Patriot American Hospitality, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207,
Attention: General Counsel.

         11. If one or more of the Underwriters shall fail or refuse at the Closing to purchase the Bonds which it or they are obligated to purchase under this Contract (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

              (a) if the amount of Defaulted Securities does not exceed 10% of the aggregate amount of Bonds to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the amount of Defaulted Securities exceeds 10% of the aggregate amount of Bonds to be purchased on such date and arrangements satisfactory to the remaining Underwriters, the Authority and the Partnership for the purchase of such Defaulted Securities are not made within 48 hours of such default, this Agreement, shall terminate without liability on the part of any non-defaulting Underwriter, the Authority or the Partnership.

              In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Partnership shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Official Statement and Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

              No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         12. The statements set forth in the Official Statement and Prospectus under the heading "Underwriting" constitute the only information furnished in writing by the Underwriters to the Partnership in connection with the preparation of the Official Statement and Prospectus. The statements set forth in the Official Statement and Prospectus under the headings "AFICA" and "Government Development Bank for Puerto Rico" constitute the only information furnished in writing by the Authority to the Partnership in connection with the preparation of the Official Statement and Prospectus.

         13. This Contract is made solely for the benefit of the signatories hereto (including the successors or assigns of the Underwriters) and no other person shall acquire or have any right hereunder or by virtue hereof. Nothing herein shall be deemed to constitute this Contract a contract of suretyship by the Authority. All representations, warranties and agreements in this Contract shall remain operative and in full force and effect, regardless of (a) delivery of and payment for the Bonds hereunder and (b) any termination of this Contract. This Contract may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         14. This Contract shall be governed by, and construed in accordance with, the laws of the Commonwealth, and time is of the essence in the performance of its provisions. The parties hereto intend to be legally bound hereby.

                                       Very truly yours,

                                       CITICORP FINANCIAL SERVICES
                                       CORPORATION

                                       [---------------------------]


                                       [---------------------------]


                                       By: Citicorp Financial Services
                                           Corporation, as Representative


                                       By:_______________________________
                                     Name:
                                    Title:


ACCEPTED AS OF __________ __, 1999

PUERTO RICO INDUSTRIAL, TOURIST,
EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
CONTROL FACILITIES FINANCING AUTHORITY

By:__________________________________
Name:
Title:


EL CONQUISTADOR PARTNERSHIP L.P., S.E.

         By:  CONQUISTADOR HOLDING (SPE), INC.

              By:__________________________________
              Name:
              Title:

                                    EXHIBIT A

                            LETTER OF REPRESENTATION


PUERTO RICO INDUSTRIAL, TOURIST,
EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
CONTROL FACILITIES FINANCING AUTHORITY
San Juan, Puerto Rico

CITICORP FINANCIAL SERVICES CORPORATION
San Juan, Puerto Rico


[------------------------------]
San Juan, Puerto Rico


[------------------------------]
San Juan, Puerto Rico


                                                             __________ __, 1999


Ladies and Gentlemen:

         Pursuant to the Contract of Purchase dated the date hereof (the "Contract") among Citicorp Financial Services Corporation, [___________ _________________] and [__________________________] (collectively, the
"Underwriters"), Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority") and the undersigned (the "Partnership"), the Authority proposes to issue $105,200,000 aggregate principal amount of its Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) (the "Bonds"). Concurrently therewith the Authority and Banco Santander Puerto Rico, as trustee (the "Trustee"), will enter into a Trust Agreement (the "Trust Agreement") to be dated _______ __, 1999.

         Unless otherwise defined in this letter, capitalized terms used herein which are defined, or are used as defined terms, in the Contract shall have the respective meanings therein specified.

         The proceeds of the Bonds will be used to make a loan (the "Loan") to the Partnership under the terms of a loan agreement, dated as of _________ __, 1999 (the "Loan Agreement"), between the Partnership and the Authority. Loan proceeds will be used to (i) repay the principal of and interest on an interim loan made by Citicorp Real Estate, Inc. to the Partnership, (ii) make a deposit in the amount of $9,100,000 to the credit of the Debt Service Reserve Fund for the Bonds, and (iii) pay certain costs and expenses of issuing the Bonds. The Loan will be repaid by the Partnership in installments at such times and in such amounts as are sufficient to pay the principal of and premium, if any, and interest on the Bonds when due. The Bonds shall be payable solely from monies derived pursuant to the Loan Agreement and from such other amounts as may be available to the Trustee under the Trust Agreement, the Pledge Agreement or any security agreement created under the terms and conditions of the Loan Agreement.

         In order to induce you to enter into the Contract, the terms of which are hereby approved, and to make the offering and sale of the Bonds therein contemplated, the Partnership, intending to be legally bound, hereby agrees with each of you as follows:

              (a) The Partnership hereby represents and warrants to each of you that at the date hereof,

                   (i) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware, is duly authorized to operate its properties and to carry on its business as now conducted within the Commonwealth of Puerto Rico, and has full right, power and authority to enter into this Letter of Representation, to approve the Preliminary Official Statement and Prospectus and the Official Statement and Prospectus, the Bonds and the other Documents, and to perform other acts and things provided for in the Documents, the Contract and this Letter of Representation and as described in or as contemplated by the Official Statement and Prospectus.

                   (ii) The execution and delivery by the Partnership of the Registration Statement, the Official Statement and Prospectus, this Letter of Representation, the Contract and the other Documents to which it is a party (the "Partnership Documents") and the approval by the Partnership of the Contract, the Bonds and the Documents do not, and compliance with the provisions thereof and hereof will not, conflict with or result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of its partnership agreement, as amended to date, nor in any material respect with any existing law, court or administrative regulation, judgment, decree, order, agreement, indenture, mortgage, lease, sublease or other instrument to which the Partnership is a party or by which it or any of its properties is or may be bound.

                   (iii) The Partnership is not in breach of or in default under any existing law, court or administrative regulation, decree, order, agreement indenture, mortgage, lease, sublease or other instrument to which it is a party or by which it or any of its properties is or may be bound, and no event has occurred or is continuing which, with the passage of time or the giving of notice, or both, would constitute a default or an event of default thereunder, except for such breaches, defaults, potential defaults or events of default, if any, which individually and in the aggregate would have no material adverse effect on the Partnership's financial condition, operations or properties.

                   (iv) Since the date of the most recent financial statements appearing in the Official Statement and Prospectus, except as described therein, there has been no material adverse change in the financial condition or results of operations of the Partnership nor has it incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not (a) in the ordinary course of business or (b) related to the repair and restoration of the Project due to damage caused by Hurricane Georges, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, operations, properties, assets, financial condition or prospects of the Partnership, except as disclosed in writing to the Authority and the Underwriters.

                   (v) The Partnership has duly authorized all necessary action to be taken by it for: (A) the issuance and sale of the Bonds by the Authority upon the terms and conditions set forth herein, in the Official Statement and Prospectus, the Registration Statement, the Contract and the Trust Agreement and the approval of the Official Statement and Prospectus, the Bonds and the other Documents; (B) the approval of the Contract; and (C) the execution, delivery and approval of the Official Statement and Prospectus, this Letter of Representation, the Partnership Documents and any and all such other agreements and documents as may be required to be executed, delivered and approved by the Partnership in order to carry out, effectuate and consummate the transactions contemplated hereby and by the Documents, the Contract and the Official Statement and Prospectus.

                   (vi) The descriptions and information contained in the Official Statement and Prospectus under the captions "Summary," "Risk Factors," "Use of Proceeds," "El Conquistador Resort & Country Club," "El Conquistador Partnership," "Security Ownership of Management and Certain Beneficial Owners," "Management of El Conquistador Partnership," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Legal Proceedings," "Policy with Respect to Certain Activities," "Investment Objectives and Policies," "Policies with Respect to Certain Transactions," "Certain Relationships and Related Transactions," "The

Bonds," "Summary of the Loan Agreement," "Summary of the Trust Agreement" and "Continuing Disclosure Covenant," are correct in all material respects and do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (vii) Except as may be described in the Preliminary Official Statement and Prospectus and the Official Statement and Prospectus, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any public board or body pending or, to the knowledge of the Partnership, threatened against or affecting the Partnership, or, to the knowledge of the Partnership, is there any meritorious basis for such an action, suit, proceeding, inquiry or investigation, wherein an unfavorable decision, ruling or finding would have an adverse effect on the financial condition of the Partnership, the operation by the Partnership of its property or the transactions contemplated by the Contract and the Official Statement and Prospectus; or would have an adverse effect on the validity or enforceability of the Bonds, the Documents, the Contract or any agreement or instrument by which the Partnership is or may be bound in connection with the Bonds; or would in any way contest the existence or powers of the Partnership.

                   (viii) Each of the Partnership Documents is, or when executed and delivered by the Partnership will be, and this Letter of Representation is, the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, from time to time in effect, and by general equitable principles.

                   (ix) The Partnership will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Trust Agreement and the Loan Agreement, as in force from time to time.

                   (x) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Official Statement and Prospectus nor any amendments or supplements thereto, at the time the Official Statement and Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Official Statement and Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Official Statement and Prospectus. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Official Statement and Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by the Authority or its representative expressly for use in the Registration Statement or the Official Statement and Prospectus.

         The statements set forth in the Official Statement and Prospectus under the heading "Underwriting" constitute the only information furnished in writing by the Underwriters to the Partnership in connection with the preparation of the Official Statement and Prospectus. The statements set forth in the Official Statement and Prospectus under the headings "AFICA" and "Government Development Bank for Puerto Rico" constitute the only information furnished in writing by the Authority to the Partnership in connection with the preparation of the Official Statement and Prospectus.

         Each Preliminary Official Statement and Prospectus and the Official Statement and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each Preliminary Official Statement and Prospectus and the Official Statement and Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         There are no contracts or other documents required to be filed as exhibits to the Registration Statement under the 1933 Act or the 1933 Act Regulations that forms of which have not been so filed. The documents which are incorporated by reference in any Preliminary Official Statement and Prospectus or the Official Statement and Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations thereunder, as applicable.

                   (xi) Ernst & Young LLP, the accounting firm which certified the financial statements and supporting schedules included in the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act.

                   (xii) The financial statements of the Partnership (other than the pro-forma financial statements of the Partnership), WKA El Con Associates, WHG El Con Corp. and Conquistador Holding, Inc., included in the Registration Statement and the Official Statement and Prospectus (or, if the Official Statement and Prospectus is not in existence, in the most recent Preliminary Official Statement and Prospectus), together with the related schedules and notes, present fairly the financial position of the Partnership, WKA El Con Associates, WHG El Con Corp. and Conquistador Holding, Inc., at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Official Statement and Prospectus (other than the pro-forma financial data included therein) present fairly the information shown and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The pro-forma financial statements (including the notes thereto) of the Partnership and the other pro-forma financial information of the Partnership included in the Financial Statements, selected financial data and summary financial information sections of the Official Statement and Prospectus (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the 1934 Act, (ii) have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro-forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro-forma financial data and other pro-forma financial information included in the Official Statement and Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                   (xiii) There are no contracts or documents which are required to be described in the Registration Statement or the Official Statement and Prospectus (or if the Official Statement and Prospectus is not in existence, in the most recent Preliminary Official Statement and Prospectus) or to be filed as exhibits thereto which have not been so described and filed as required.

                   (xiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Partnership of its obligations hereunder, in connection with the offering, the issuance or sale of the Bonds hereunder or the consummation of the transactions contemplated by the Contract, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Bonds to be sold thereby.

                   (xv) The Partnership has such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the lack of such Governmental Licenses would not, singly or in the aggregate, have a material adverse effect on the operations of the Partnership; the Partnership is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the operations of the Partnership; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental

Licenses to be in full force and effect would not have a material adverse effect on the operations of the Partnership; and the Partnership has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the operations of the Partnership.

                   (xvi) The Partnership has good and insurable fee simple title ("pleno dominio") to all real property comprising the Project, excluding Palominos Island, and good title to all other properties and assets owned by it, in each case, free and clear of all Liens (as defined in the Loan Agreement) other than Permitted Liens (as defined in the Loan Agreement) and all of the leases and subleases material to the business of the Partnership, and under which the Partnership holds properties described in the Official Statement and Prospectus, including Palominos Island, are in full force and effect, and the Partnership has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Partnership under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership to the continued possession of the leased or subleased properties under any such lease or sublease.

                   (xvii) The Partnership meets the requirements for use of Form S-11 under the 1933 Act Regulations.

                   (xviii) To the knowledge of the Partnership, except as described in the Registration Statement, (A) the Partnership is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Partnership has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with such requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental

Law against the Partnership and (D) there are no events or circumstances known to the Partnership that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership relating to Hazardous Materials or any Environmental Laws.

                   (xix) No court, supervisory or regulatory authority or arbitrator has, by order or otherwise, prohibited or suspended, or, to the knowledge of the Partnership, threatened to prohibit or suspend, the use of the Official Statement and Prospectus.

                   (xx) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (xxi) No statement, representation, or warranty made by the Partnership in the Contract or made in any certificate or document required by the Contract to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                   (xxii) Neither the Partnership nor, to the Partnership's best knowledge, any employee or agent of the Partnership has made any payment of funds of the Partnership or received or retained any funds of the Partnership in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Official Statement and Prospectus (or, if the Official Statement and Prospectus is not in existence, in the most recent Preliminary Official Statement and Prospectus).

                   (xxiii) The Partnership has filed all foreign, federal, Puerto Rico and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable.

              (b) The Partnership covenants that between the date hereof and Closing it will take no action which will cause the

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


representations and warranties made herein to be untrue as of the Closing.

              (c) The Partnership authorizes the Official Statement and Prospectus, and the information therein contained, to be used in connection with the public offering and sale of the Bonds, and ratifies and approves the prior distribution of the Preliminary Official Statement and Prospectus by the Underwriters.

              If between the date hereof and the date of the Closing, any event shall occur which would cause the Official Statement and Prospectus, as then supplemented or amended, to contain any untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (a) the Partnership, if it has knowledge of such event, will give prompt written notice of that event to the Authority and the Underwriters, and (b) if in the reasonable opinion of the Authority, the Partnership or the Underwriters such event requires the preparation and publication of a supplement or amendment to the Official Statement and Prospectus, the Partnership will cooperate to cause the Official Statement and Prospectus to be amended or supplemented in a form approved by the Underwriters and the Authority.

              (d) The Partnership agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the 1933 Act ("controlling person"), from and against (i) all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and all other expenses related to the defense of any action, whether or not the Partnership assumes the defense of such action), joint or several, to which the Underwriters or such controlling person may become subject, under federal laws or regulations or otherwise, insofar as such losses, claims, damages, liabilities, and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact pertaining to the Partnership (including the information listed in paragraph
(a)(vi) above) as set forth in the Official Statement and Prospectus, or any amendment or supplement thereto, the Preliminary Official Statement and Prospectus, or the Registration Statement (or any amendment thereto), including the Rule 430A Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Partnership; and (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity shall not apply to any losses, claims, damages, liabilities or expenses whatsoever arising out of or based upon any such untrue statement or allegedly untrue statement, or any such omission or alleged omission, if such statement or omission (A) was made in reliance upon information in respect of the Underwriters furnished in writing to the Partnership by any of the Underwriters expressly for use in the Official Statement and Prospectus or any amendment or supplement thereto, the Preliminary Official Statement and Prospectus or the Registration Statement (or any amendment thereto) including the Rule 430A Information or (B) was corrected by a supplement or amendment to the Official Statement and Prospectus (or by the Official Statement and Prospectus, in the case of a statement or omission in the Preliminary Official Statement and Prospectus) or the Registration Statement (or any amendment thereto) including the 430A Information delivered to the Underwriters prior to sale of the Bonds to the person asserting the loss. The Partnership will have the right to assume the defense of any action against the Underwriters or any controlling person, which shall include but not be limited to retaining counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party may retain separate counsel in any such action and may participate in the defense thereof at the sole expense of such indemnified party. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have. The Partnership shall not be liable to indemnify the Underwriters for any settlement effected without the Partnership's consent.

              (e) The Partnership will indemnify and hold harmless the Authority and each member of the Authority and each officer and employee of the Authority against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and all other expenses related to the defense of any action, whether or not the Partnership assumes the defense of such action) joint or several, to which the Authority or any member of the Authority or any officer or employee of the Authority may become subject, under federal laws or regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact pertaining to the Partnership (including the information listed in paragraph (a)(vi) above) as set forth in the Official Statement and Prospectus or any amendment or supplement thereto or the Registration Statement (or any amendment thereto) including the 430A Information, or in the Preliminary Official Statement and Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that this indemnity shall not apply to any losses, claims, damages, liabilities or expenses arising out of or based upon any such untrue statement or allegedly untrue statement, or any such omission or alleged omission, if such statement or omission (A) was made in reliance upon information in respect of the Authority furnished in writing to the Partnership by the Authority expressly for use in the Official Statement and Prospectus or any amendment or supplement thereto or the Preliminary Official Statement and Prospectus, or the Registration Statement (or any amendment thereto) including the 430A Information or (B) was corrected by a supplement or amendment to the Official Statement and Prospectus (or by the Official Statement and Prospectus, in the case of a statement or omission in the Preliminary Official Statement and Prospectus) or to the Registration Statement including the Rule 430A Information delivered to the Authority prior to sale of the Bonds to the person asserting the loss. The Partnership will have the right to assume the defense of any action against the Authority or any member, officer or employee of the Authority based upon allegations of any such loss, claim, damage, liability or action, including the retaining of counsel reasonably satisfactory to the Authority; provided, however, that any indemnified party may retain separate counsel in any such action and participate in the defense thereof at the sole expense of such indemnified party. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have. The Partnership shall not be liable to indemnify the Authority for any settlement effected without the Partnership's consent.

              (f) Each Underwriter, severally, and not jointly, agrees to indemnify and hold harmless the Partnership and its respective affiliates, directors, officers, agents, representatives and employees, and each controlling person of the Partnership, against any losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement made in the Official Statement and Prospectus, the Preliminary Official Statement and Prospectus or the Registration Statement (or any amendment to any of the foregoing), including the Rule 430A Information, of a material fact required to be stated therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information in respect of the Underwriters or any of them furnished in writing to the Partnership by any of the Underwriters expressly for use therein. The Underwriters or any of them will have the right to assume the defense of any action against the Partnership or any affiliate, director, officer, agent, representative, employee or controlling person of the Partnership, which shall include but not be limited to retaining counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party may retain separate counsel in any such action and may participate in the defense thereof at the sole expense of such indemnified party. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Underwriters shall not be liable to indemnify the Partnership for any settlement effected without the Underwriter's consent.

              (g) The Authority agrees to indemnify and hold harmless the Partnership and its respective affiliates, directors, officers, agents, representatives and employees, and each controlling person of the Partnership, against any losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement made in the Official Statement and Prospectus, the Preliminary Official Statement and Prospectus or the Registration Statement (or any amendment to any of the foregoing), including the Rule 430A Information, of a material fact required to be stated therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information in respect of the Authority furnished in writing to the Partnership by the Authority expressly for use therein. The Authority will have the right to assume the defense of any action against the Partnership or any affiliate, director, officer, agent, representative, employee or controlling person of the Partnership, which shall include but not be limited to retaining counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party may retain separate counsel in any such action and may participate in the defense thereof at the sole expense of such indemnified party. This indemnity agreement will be in addition to any liability which the Authority may otherwise have. The Authority shall not be liable to indemnify the Partnership for any settlement effected without the Authority's consent.

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


              (h) Promptly after receipt by an indemnified party under this Letter of Representation of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Letter of Representation, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability (except as to lack of notification which causes actual damage) which it may have to any indemnified party otherwise than under this Letter of Representation. In case any such action is brought against any indemnified party and it notifies the Partnership of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its assumption of the defense, the indemnifying party will not be liable to such indemnified party under this Letter of Representation for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except to the extent provided in subparagraphs (d), (e), (f) and (g) above.

              (i) In the event the Contract shall terminate because of the default of the Underwriters, the Partnership agrees that it (i) will not look to the Authority for the payment of any third party costs, (ii) will protect the Authority against any third party claims for fees, costs or expenses, (iii) will be responsible for the settlement and discharge thereof and (iv) will pay to the Authority its expenses related to the Bonds upon the receipt of the money paid to the Partnership by the Underwriters pursuant to Section 9 of the Contract.

              (j) Until the Official Statement and Prospectus has been prepared and is available for distribution, the Partnership shall provide to the Underwriters sufficient quantities of the Preliminary Official Statement and Prospectus as the Underwriters deem necessary to satisfy the Underwriters' obligations under Rule 15c2-12 with respect to distribution to each potential customer, upon request, of a copy of the Preliminary Official Statement and Prospectus.

              As soon as practicable after the date hereof, and in any event within seven business days of the date hereof, the Partnership shall execute and deliver to the Underwriters executed copies of the Official Statement and Prospectus dated the date hereof, relating to the Bonds, in substantially the form of the Preliminary Official Statement and Prospectus, with only such changes therein as shall have been approved by the Authority, the Partnership and the Underwriters (the delivery of the Official Statement and Prospectus to the Underwriters and the acceptance thereof by the Underwriters to constitute in all events such approval), executed on behalf of the Authority and the Partnership by duly authorized officers. The Official Statement and Prospectus shall be provided for distribution in such quantity as shall be requested by the Underwriters in order to permit the Underwriters to comply with the provisions of Rule 15c2-12 and the applicable rules of the Municipal Securities Rulemaking Board with respect to distribution to each potential customer, upon request, of a copy of the final Official Statement and Prospectus and the Underwriters agree to distribute such Official Statement and Prospectus in compliance with Rule 15c2-12.

              The Partnership authorizes and consents to the use of the Preliminary Official Statement and Prospectus by the Underwriters prior to the availability of the Official Statement and Prospectus for such purposes as such documents may be legally used. After the Official Statement and Prospectus has been delivered and for 25 days after the "end of the underwriting period" as such term is defined in Section (f)(2) of Rule 15c2-12 if any event shall occur as a result of which it is necessary to amend or supplement the Official Statement and Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the Partnership will so advise the Authority and the Representative, as appropriate. In any such case, the Partnership will cooperate in preparing and furnishing to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Partnership) to whom Bonds may have been sold by the Underwriters and to any other dealers upon request, either an amendment or supplement to the Official Statement and Prospectus so that the Official Statement and Prospectus, as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Such amendments shall be filed with the Commission in compliance with the requirements of the 1933 Act and the 1993 Act Regulations. The cost of providing such amendment or supplement prior to the Closing and during the relevant period following the Closing shall be paid by the Partnership.

              No tombstone or other advertisement of the sale of the Bonds by the Underwriters shall be published without the prior approval, oral or written, of the Partnership of such tombstone or other advertisement. If the Partnership fails to disapprove the form of any tombstone or other advertisement within two business days after receipt of such form of tombstone or other advertisement by the Partnership, such failure shall constitute approval thereof by the Partnership.

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


              (k) The Partnership covenants and agrees to enter into the Continuing Disclosure Agreement to provide ongoing disclosure about the Partnership, for the benefit of the beneficial owners of the Bonds on or before the date of delivery of the Bonds as required under Section (b)(5) of Rule 15c2-12. The Continuing Disclosure Agreement shall be as described in the Preliminary Official Statement and Prospectus, with such changes as may be agreed in writing by the Underwriters.

         All representations, warranties and agreements in this Letter of Representation shall remain operative and survive in full force and effect regardless of (a) delivery of and payment for the Bonds under the Contract, and
(b) any termination of the Contract or this Letter of Representation.

         Kindly confirm your acceptance of this Letter of Representation by signing and returning to the Partnership a duplicate hereof.

                                       Very truly yours,

                                       EL CONQUISTADOR PARTNERSHIP L.P., S. E.

                                       BY: CONQUISTADOR HOLDING (SPE), INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

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


ACCEPTED and CONFIRMED
as of the date first above
written.


CITICORP FINANCIAL SERVICES CORPORATION


[---------------------------]


[---------------------------]


By: Citicorp Financial Services Corporation,
         as Representative

By:
   -----------------------------------
Name:
Title:


PUERTO RICO INDUSTRIAL, TOURIST,
EDUCATIONAL, MEDICAL AND ENVIRONMENTAL
CONTROL FACILITIES FINANCING AUTHORITY

By:
   -----------------------------------
Name:  Velmarie Berlingeri
Title: Acting Executive Director

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